Exhibit 99.1

INTRAWEST RESORTS REPORTS FISCAL 2014 SECOND QUARTER RESULTS

Denver, CO, March 17, 2014 – Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today reported results for the three months and six months ended December 31, 2013.

Highlights

•	Adjusted EBITDA was $1.7 million for the three months ended December 31, 2013 vs $0.0 million for the three months ended December 31, 2012

•	Skier Visits rose 12.4% in the second quarter driving Mountain segment revenue increase of 5.5% to $76.0 million

•	Season pass and frequency product sales for the 2013/2014 ski season increased 23.9% through the second quarter and comprised 42.7% of total lift revenue for the three months ended December 31, 2013 vs 36.1% in the same period for the prior year

•	Balance Sheet strengthened significantly due to the December 2013 restructuring and refinancing transactions

•	Successfully completed initial public offering in February 2014

William Jensen, Chief Executive Officer, stated, “Our portfolio of geographically-diverse businesses delivered solid performance, driving growth in the second quarter of fiscal 2014. Our Mountain segment, produced over a 12% increase in Skier Visits as our customers took advantage of improved snowfall and ski conditions. In addition, our unique and fully integrated adventure travel business is well positioned to capture both revenue and earnings growth as we move forward. Lastly, the successful completion of our restructuring and refinancing in December 2013 coupled with the Company’s initial public offering in February 2014 provides the Company with a solid foundation for continued growth.”

Mountain Segment

Mountain revenue for the three months ended December 31, 2013 increased $4.0 million to $76.0 million from $72.0 million for the three months ended December 31, 2012 primarily due to a 12.4% increase in Skier Visits. Skier Visits increased due to improved snowfall, better snowmaking conditions, and a 23.9% increase in season pass and frequency product sales. Effective Ticket Price (ETP) was $42.17 for the second fiscal quarter of 2014 compared to $45.25 for the same period in the prior year. Lower ETP resulted from a greater proportion of visits from season pass and frequency product holders in the second quarter of fiscal year 2014.

Mountain Adjusted EBITDA increased $1.9 million to $3.1 million for the three months ended December 31, 2013. In addition to the increase in Mountain revenue, the pro rata share of EBITDA from the Company’s equity method investment in Blue Mountain increased $0.7 million. These increases were partially offset by an increase in Mountain operating expense of $2.8 million. The increases in expenses were primarily attributable to an increase in compensation, benefits, and other operating expenses.

Adventure Segment

Adventure revenue for the three months ended December 31, 2013 was $11.5 million compared to $13.1 million for the three months ended December 31, 2012. Adventure revenue decreased due to decreased ancillary services from MRO operations and U.S. firefighting activities.

Adventure Adjusted EBITDA improved $3.0 million, or 48.9%, from a loss of $6.0 million for the three months ended December 31, 2012 to a loss of $3.1 million for the three months ended December 31, 2013. The increase in Adventure Adjusted EBITDA for the three months ended December 31, 2013 was related to a $3.0 million decrease in Adventure operating expenses, primarily attributable to lower variable expenses associated with reduced firefighting activity and lower maintenance expense. In addition, approximately $1.5 million of the change resulted from the restructuring of Alpine Helicopters Inc. in January 2013 in which the Company’s economic stake decreased from 100% to 20% and the Company therefore recorded a smaller percentage of Alpine’s off-season losses during the three months ended December 31, 2013. Lower expense levels and reduced Alpine losses were partially offset by a $1.5 million decrease in Adventure revenue.

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Real Estate Segment

Real Estate revenue was $13.9 million for the three months ended December 31, 2013. This was primarily related to a $3.0 million decrease in Playground revenue primarily resulting from the non-recurring acceleration of sales commissions received on the exit of a brokerage engagement at Honua Kai Resort and Spa in December 2012.

Real Estate Adjusted EBITDA decreased $3.1 million, to $1.7 million in the three months ended December 31, 2013 primarily attributable to the non-recurring $3.0 million decrease in Real Estate revenue.

Restructuring

On December 9, 2013, the Company was party to a series of transactions in which its former parent caused its indirect subsidiaries to contribute 100% of its equity interest in Intrawest U.S. Holdings Inc., a Delaware corporation and Intrawest ULC, an unlimited liability company organized under the laws of the Province of Alberta, to an indirect subsidiary of the Company. Concurrently, the Company was effectively released from all obligations on approximately $1.5 billion of debt payable to affiliates.

Refinancing

In conjunction with the restructuring described above, on December 9, 2013, the Company entered into a new credit agreement  providing for a $540.0 million seven-year term loan facility, a $25.0 million senior secured first-lien revolving loan facility, and a $55.0 million senior secured first-lien letter of credit facility. The proceeds from the term loan, together with cash on hand, were used to refinance and extinguish the existing first and second lien credit agreements entered into on December 4, 2012. The refinancing was accounted for as an extinguishment of debt resulting in a non-cash, pre-tax loss of $35.5 million during the three months ended December 31, 2013.

Initial Public Offering

On February 5, 2014, the Company completed its initial public offering. The Company sold 3,125,000 shares of its common stock at $12.00 per share and affiliates of Fortress Investment Group, LLC sold an additional 14,843,750 shares of its common stock, including 2,343,750 shares sold on February 18, 2014 upon exercise of an option granted to the underwriters. The Company did not receive any proceeds from the sale of its common stock by Fortress. After deducting $2.4 million of underwriting discounts and commissions and $6.1 million of offering expenses payable by the Company (of which $4.2 million was deferred as of December 31, 2013), the Company received net proceeds of $29.0 million.

Webcast and Earnings Conference Call

The Company will conduct a webcast and conference call today at 5:00p.m. Eastern Time to discuss the financial results.  The webcast can be accessed at www.intrawest.com in the Investor Relations section, or dial (877) 705-6003 (U.S. and Canada) or (201) 493-6725 for international participants.  A replay of the conference call will be available approximately two hours following the conclusion of the call through March 31, 2014.

To access the replay, dial (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), pass code 13577830.  The conference call will also be archived at www.intrawest.com.

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About Intrawest Resorts Holdings, Inc.

Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company owns interests in seven four-season mountain resorts with more than 11,000 skiable acres and more than 1,150 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, the Pacific Southwest and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, the leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages, markets and sells vacation club properties; manages condominium hotel properties; and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

Forward-Looking Statements

This press release includes “forward – looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; adverse events that occur during our peak operating periods; increased competition; regulatory risks; our operational reliance on major equipment; risks associated with our acquisition strategy; Steamboat’s dependence on subsidized direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; currency risks; adverse consequences of current or future legal claims; loss of key personnel; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters’ services; the effects of climate change; our ability to successfully remediate the material weakness in our internal control over financial reporting; risks associated with Fortress’s ownership of a majority of our outstanding common stock and other risks described under the caption “Risk Factors” in our prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on January 31, 2014. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact

Investor Relations

Intrawest Resorts Holdings, Inc.

(303) 749-8370

InvestorRelations@intrawest.com

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Segment Results:

Mountain

	Three Months Ended December 31,
	2012	2013	Change	% Change
Skier Visits	660,443	742,287	81,844	12.4%
Revenue per Visit	$109.08	$102.37	$(6.71)	-6.2%
ETP	$45.25	$42.17	$(3.08)	-6.8%
RevPAR	$45.80	$46.25	$0.45	1.0%
ADR	$180.75	$180.78	$0.03	0.0%

Mountain revenue:
Lift	$29,883	$31,299	$1,416	4.7%
Lodging	8,951	9,240	289	3.2%
Ski School	5,907	6,592	685	11.6%
Retail and Rental	11,202	11,316	114	1.0%
Food and Beverage	8,131	8,672	541	6.7%
Other	7,964	8,872	908	11.4%
Total Mountain revenue	$72,038	$75,991	$3,953	5.5%
Mountain Adjusted EBITDA	$1,234	$3,094	$1,860	150.7%

Adventure

	Three Months Ended December 31,
	2012	2013	Change	% Change
Adventure revenue	$13,079	$11,537	$(1,542)	-11.8%
Adventure Adjusted EBITDA	$(6,036)	$(3,083)	$2,953	-48.9%

Real Estate

	Three Months Ended December 31,
	2012	2013	Change	% Change
Real Estate revenue	$17,144	$13,922	$(3,222)	-18.8%
Real Estate Adjusted EBITDA	$4,801	$1,664	$(3,137)	-65.3%

Total Segment Revenue and Adjusted EBITDA

	Three Months Ended December 31,
	2012	2013	Change	% Change
Total reportable segment revenue	$102,261	$101,450	$(811)	-0.8%
Total segment Adjusted EBITDA	$(1)	$1,675	$1,676	NM

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INTRAWEST RESORTS HOLDINGS, INC.

Condensed Consolidated Statement of Operations

 (In thousands, except share data)

(Unaudited)

	Three Months Ended December 31,
	2012	2013
Revenue	$104,269	$102,106
Operating expenses	109,038	106,726
Depreciation and amortization	15,007	13,998
(Gain) loss on disposal of assets	(214)	23
Loss from operations	(19,562)	(18,641)
Interest income	1,580	2,090
Interest expense on third party debt	(31,427)	(15,160)
Interest expense on notes payable to affiliates	(58,197)	(52,753)
Loss from equity method investments	(10,842)	(1,952)
Gain on disposal of equity method investments	18,923	—
Loss on extinguishment of debt	(11,152)	(35,480)
Other income (expense), net	696	(715)
Loss before income taxes	(109,981)	(122,611)
Income tax (benefit) expense	(630)	(404)
Net loss	(109,351)	(122,207)
Loss attributable to noncontrolling interest	374	1,090
Net loss attributable to Intrawest Resorts Holdings, Inc.	$(108,977)	$(121,117)

Weighted average shares of common stock outstanding	41,882,000	41,882,000
Net loss attributable to Intrawest Resorts Holdings, Inc. per share, basic and diluted	$(2.60)	$(2.89)

Statement Concerning Non-GAAP Financial Measures

We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure.

Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adjusted EBITDA.

Adjusted EBITDA is not a substitute for net income (loss), income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA as a supplemental measure.

The following table reconciles from Adjusted EBITDA to net loss attributable to the Company for the periods presented:

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INTRAWEST RESORTS HOLDINGS, INC.

 Adjusted EBITDA Reconciliation

(In thousands)

 (Unaudited)

	Three Months Ended December 31,
	2012	2013
Revenue:
Mountain	$72,038	$75,991
Adventure	13,079	11,537
Real Estate	17,144	13,922
Total reportable segment revenue	102,261	101,450
Legacy, non-core and other revenue	2,008	656
Total revenue	$104,269	$102,106

Segment Adjusted EBITDA
Mountain	$1,234	$3,094
Adventure	(6,036)	(3,083)
Real Estate	4,801	1,664
Total Segment Adjusted EBITDA	(1)	1,675
Legacy and other non-core expenses, net	(2,905)	(698)
Other operating expenses	(750)	(1,981)
Depreciation and amortization	(15,007)	(13,998)
Gain (loss) on disposal of assets	214	(23)
Interest income	437	956
Interest expense on third party debt	(31,427)	(15,160)
Interest expense on notes payable to partners	(58,197)	(52,753)
Loss from equity method investments	(10,842)	(1,952)
Pro rata share of EBITDA related to equity method investments	30	(1,016)
Gain on disposal of equity method investments	18,923	—
Adjusted EBITDA attributable to noncontrolling interest	—	(1,466)
Loss on extinguishment of debt	(11,152)	(35,480)
Other income (expense), net	696	(715)
Income tax expense	630	404
Loss attributable to noncontrolling interest	374	1,090
Net loss attributable to Intrawest Resorts Holdings, Inc.	$(108,977)	$(121,117)

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